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For Immediate Release

                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

      Corydon, Indiana. Monday, February 8, 2010. -- First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, May 19, 2010.

      First Capital, Inc. is the holding company for First Harrison Bank. First Harrison Bank currently has thirteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Hardinsburg, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem and Lanesville. Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.firstharrison.com. First Harrison Bank, through its business arrangement with Great American Advisors, continues to offer non FDIC insured investments to complement the Bank's offering of traditional banking products and services.

Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer
         First Capital, Inc.
         200 Federal Drive, N.W.
         Corydon, Indiana 47112
         (812) 738-2198, ext. 234